SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2005

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION.
Signatures
EXHIBIT INDEX
PRESS RELEASE DATED JANUARY 25, 2005

ITEM 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION.

The Company issued a press release on January 25, 2005 announcing its revised estimate of losses attributable to Hurricanes Charley, Frances, Ivan and Jeanne and related reinsurance premium expense relating to its associated catastrophe reinsurance programs. While the Company has substantially completed its assessments of all reported claims to date, loss estimates may still evolve due, in part, to the number of claims which have not been completed remediated or repaired to date. The combined impact of the change in the loss estimates for the hurricanes and associated reinsurance premium expense is a reduction to net income of $4.4 million ($6.8 million pre-tax), or $0.19 diluted loss per share for the quarter ended December 31, 2004. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp.
Dated: January 28, 2005	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	January 25, 2005 Press Release	Furnished electronically herewith.